      As filed with the Securities and Exchange Commission on May 22, 2001
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                                   CIBER, INC.
             (Exact name of registrant as specified in its charter)

                         ------------------------------

            DELAWARE                                   38-2046833
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                                5251 DTC PARKWAY
                                   SUITE 1400
                        GREENWOOD VILLAGE, COLORADO 80111
                                 (303) 220-0100
                    (Address of principal executive offices)


                    CIBER, INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                         ------------------------------

                                 WITH COPIES TO:

        MAC J. SLINGERLEND                              WANDA J. ABEL, ESQ.
      CHIEF EXECUTIVE OFFICER                        DAVIS GRAHAM & STUBBS LLP
   5251 DTC PARKWAY, SUITE 1400                     1550 17TH STREET, SUITE 500
GREENWOOD VILLAGE, COLORADO  80111                    DENVER, COLORADO  80202
          (303) 220-0100                                  (303) 892-9400
(Name, address, including zip code,
 and telephone number, including
 area code, of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed maximum            Proposed
                                              Amount to be          offering price         maximum aggregate           Amount of
Title of securities to be registered           registered            per share(1)          offering price(1)       registration fee
Common Stock, par value $0.01              2,750,000 shares(2)          $6.9800               $19,195,000              $4,798.75
per share ("Common Stock")

(1) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h)(1), based upon the closing price of the Company's Common Stock on May 18, 2001 as quoted on The New York Stock Exchange.

(2) Does not include 1,000,000 shares of Common Stock (as adjusted to reflect the 2 for 1 stock split that occurred in June 1996 and a 2 for 1 stock split that occurred in March 1998) that were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 29, 1994, for a registration fee of $765.00, and 1,000,000 shares of Common Stock (as adjusted to reflect the 2 for 1 stock split that occurred in March 1998) that were registered under a Registration Statement on Form S-8 filed with the Securities Exchange Commission on April 21, 1997, for a registration fee of $4,185.61. 329,437 of the shares registered in December 1994 were carried forward into the Registration Statement filed April 21, 1997. None of those previously registered shares are carried forward into this Registration Statement.


                         ------------------------------

As permitted by Rule 429, the Prospectus that contains the information required pursuant to Section 10(a) of the Securities Act, as amended (the "Securities Act"), and that relates to this Registration Statement is a combined Prospectus that also relates to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on December 29, 1994, (No. 33-87978) and a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on April 21, 1997 (No. 333-25543).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     CIBER, Inc., a Delaware corporation (the "Company"), hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated into this Registration Statement by reference as of their date of filing with the Commission.

     (a) The contents of the Company's Form S-8 Registration Statement, No. 33-87978, filed on December 29, 1994;

     (b) The contents of the Company's Form S-8 Registration Statement, No. 333-25543, filed on April 21, 1997;

     (c) The Company's Annual Report on Form 10-K filed with the Commission on March 23, 2001, pursuant to the Exchange Act;

     (d) The Company's Quarterly Report on Form 10-Q filed with the Commission on May 7, 2001 pursuant to the Exchange Act;

     (e) All other documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purpose of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Item 8(a) Exhibits

          5.1  Opinion of Davis Graham & Stubbs LLP

          21.1 Consent of Davis Graham & Stubbs LLP. See Exhibit 5.1

          23.2 Consent of KPMG LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on May 22, 2001.


                                        CIBER, INC.


                                        By: /s/ Mac J. Slingerlend
                                           ---------------------------------
                                           Mac J. Slingerlend
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                      Date
        ---------                           -----                      ----


/s/ Bobby G. Stevenson             Chairman and Director            May 22, 2001
----------------------------
Bobby G. Stevenson


/s/ Mac J. Slingerlend             President/Chief Executive        May 22, 2001
----------------------------         Officer/Secretary and
Mac J. Slingerlend                   Director (Principal
                                     Executive Officer)

/s/ David G. Durham                Senior Vice President/           May 22, 2001
----------------------------         Chief Financial Officer
David G. Durham                      and Treasurer (Principal
                                     Financial Officer)

/s/ Christopher L. Loffredo        Vice President/Chief             May 22, 2001
----------------------------         Accounting Officer
Christopher L. Loffredo              (Principal Accounting
                                     Officer)

        Signature                           Title                      Date
        ---------                           -----                      ----


/s/ James A. Rutherford            Director                         May 22, 2001
----------------------------
James A. Rutherford


/s/ James G. Brocksmith, Jr.       Director                         May 22, 2001
----------------------------
James G. Brocksmith, Jr.


/s/ Archibald J. McGill            Director                         May 22, 2001
----------------------------
Archibald J. McGill


/s/ Richard A. Montoni             Director                         May 22, 2001
----------------------------
Richard A. Montoni

                                  EXHIBIT INDEX

                                                                      SEQUENTIAL
EXHIBIT NO.    DESCRIPTION                                             PAGE NO.
-----------    -----------                                            ----------
   5.1         Opinion of Davis Graham & Stubbs LLP......................   6

  21.1         Consent of Davis Graham & Stubbs LLP......................   6

  23.2         Consent of KPMG LLP.......................................   7
